Exhibit (h)
Robinhood Ventures Fund I
Common Shares of Beneficial Interest
____________
Underwriting Agreement
[•], 2026
Goldman Sachs & Co. LLC,
As representative (the “Representative”) of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs & Co. LLC,
200 West Street,
New York, New York 10282.
Ladies and Gentlemen:
Robinhood Ventures Fund I, a statutory trust organized under the laws of the State of Delaware (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional common shares of beneficial interest (“Common Shares”) of the Company and the shareholder of the Company named in Schedule II hereto (the “Selling Shareholder”) proposes, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [•] Common Shares. The aggregate of [•] Common Shares to be sold by the Company and the Selling Shareholder is herein called the “Firm Shares” and the aggregate of [•] additional Common Shares to be sold by the Company is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.
Robinhood Ventures DE, LLC, a Delaware limited liability company (the “Adviser”), acts as the Company’s investment advisor pursuant to the investment advisory agreement, dated as of January 21, 2026 between the Adviser and the Company (the “Investment Advisory Agreement”). U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services) will act as the administrator of the Company (the “Administrator”) pursuant to the Fund Servicing Agreement, dated as of January 16, 2026 (the “Administration Agreement”). U.S. Bank National Association will act as the custodian (the “Custodian”) of the Company’s cash and portfolio assets pursuant to the custody agreement, dated as of October 31, 2025 (the “Custody Agreement”). Equiniti Trust Company, LLC will act as the Company’s transfer agent, registrar, and dividend disbursing agent (the “Transfer Agent”) pursuant to the transfer agency and registrar services agreement, dated as of January 21, 2026, (the “Transfer Agency Agreement”). In addition, the Company has adopted a dividend reinvestment plan as of January 21, 2026 (the “Dividend Reinvestment Plan”) pursuant to which holders of Common Shares may have their cash dividends and other cash distributions automatically reinvested in additional Common Shares unless they elect to receive such dividends in cash.
1.    (a)    The Company and the Adviser, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(i) A registration statement on Form N–2 (File Nos. 333-290253 and 811-24119) (the “Initial Registration Statement”), including a prospectus and a statement of additional information incorporated by reference in the prospectus, in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, have been declared effective by the Commission in such form; the Company has prepared and filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”); other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference in the prospectus contained therein has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, the Notification, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act or Section 8(e) of the Investment Company Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, including the statement of additional information incorporated by reference therein, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Act authorized or prepared by the Company or authorized or prepared on behalf of the Company by the Adviser or any representative thereof for use in connection with the public offering or sale of the Shares is hereinafter called the “Sales Materials”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to General Instruction F of Form N-2 under the Act and the Investment Company Act, as of the date of such prospectus; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus, any Sales Materials or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act, the Investment Company Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);
(iii) For the purposes of this Agreement, the “Applicable Time” is [•]:[•] [a][p].m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, each item of the Sales Materials and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, each item of the Sales Materials and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act, the Investment Company Act or the Securities Exchange Act, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;
(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Investment Company Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(vi) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (w) any incurrence of long-term debt by the Company or any of its subsidiaries; (x) any material adverse change in the net asset value of the Company; (y) any change in the Company’s common shares of beneficial interest or (z) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(vii) The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(viii) Each of the Company and its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (as statutory trust and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;
(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued Common Shares of the Company, including the Shares to be sold by the Selling Shareholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
(x) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of Common Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;
(xi) The Company is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company, and, all action under the Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Company; the provisions of the Company’s declaration of trust (as amended, supplemented or restated, the “Declaration of Trust”) and bylaws (as amended or restated through the date hereof, the “Bylaws”) comply in all material respects with the applicable requirements of the Investment Company Act;
(xii) The Company has full power and authority to enter into each of this Agreement, the Investment Advisory Agreement, the Custody Agreement, the Transfer Agency Agreement and the Administration Agreement (collectively, the “Company Agreements”) and the Dividend Reinvestment Plan and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Company Agreement has been or will be duly and validly authorized, executed and delivered by or on behalf of the Company and the Dividend Reinvestment Plan has been duly and validly authorized by the Company, (ii) each Agreement and the Dividend Reinvestment Plan comply in all material respects with the applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations thereunder, as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each Company Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by U.S. bankruptcy, insolvency and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity thereunder may be limited by federal or state securities laws;
(xiii) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement, the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus, the execution and delivery by the Company of the Company Agreements, the performance by the Company of its obligations under any of the Company Agreements or the Dividend Reinvestment Plan and the consummation by the Company of the other transactions contemplated by the

Company Agreements or the Dividend Reinvestment Plan will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the Declaration of Trust or Bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, the Company Agreements or the Dividend Reinvestment Plan, except (1) such as have been obtained under the Act, the Investment Company Act or the Advisers Act, and the rules and regulations thereunder, (2) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements or (3) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(xiv) Neither the Company nor any of its subsidiaries is (i) in violation of its Declaration of Trust or the Bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(xv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Shares”, insofar as they purport to constitute a summary of the terms of Common Shares, under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to constitute a summary of U.S. federal law or regulation with respect thereto, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
(xvi) There are no restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than as described therein, and the use of the proceeds and any transactions intended to effectuate the investment of the proceeds described in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Investment Company Act;

(xvii) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s or the Adviser’s knowledge, any officer or trustee of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s or the Adviser’s knowledge, any officer or trustee of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or trustee), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s or the Adviser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;
(xviii) The Company is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except for such breach or default which would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect;
(xix) All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect. The Company has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, and except insofar as the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect;
(xx) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;
(xxi) Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm as required by the Act, the Investment Company Act and the rules and regulations of the Commission thereunder;
(xxii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 30a-3 under the Investment Company Act) that (i) complies with the requirements of the Investment Company Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(xxiii) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xxiv) The Company maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act) that comply with the requirements of the Investment Company Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xxv) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with (i) registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement or (ii) tag along rights or other similar rights to have any securities included in the transaction contemplated by this Agreement;
(xxvi) Neither the Company nor any of its subsidiaries (i) is a “covered foreign person” within the meaning of the final rules implementing Executive Order 14105 of August 9, 2023, “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern” (the “Outbound Order”), promulgated by Office of Investment Security, Department of the Treasury, (ii) is currently engaged in, or has plans to engage in, one or more of the activities identified in the definitions of “notifiable transaction” or “prohibited transaction” under 31 C.F.R. Part 850 or (iii) is currently holding or has plans to hold, directly or indirectly, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of a “person of a country of concern” (as identified in the Outbound Order) that engages in one or more activities identified in the definitions of “notifiable transaction” or “prohibited transaction” under 31 C.F.R. Part 850;
(xxvii) Neither the Company nor any of its subsidiaries, nor any trustee or officer of the Company, or any of its subsidiaries nor, to the knowledge of the Company or the Adviser, any agent, affiliate or other person associated with or acting on behalf of the

Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(xxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Adviser, threatened;
(xxix) Neither the Company nor any of its subsidiaries, nor any trustee or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company or the Adviser, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) with jurisdiction over the Company or any of its subsidiaries, or (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”) (including as of the date hereof, but not limited to, Cuba, Iran, North Korea, and the Donetsk and Luhansk regions of Ukraine and Crimea), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (x) to fund or facilitate any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Jurisdiction, respectively, or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company, nor any of its subsidiaries, nor, to the knowledge of the

Company or the Adviser, any agent or affiliate of the Company or any of its subsidiaries, is knowingly engaged in, or has, at any time since April 24, 2019, knowingly engaged in, any dealings or transactions with or involving any person that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or in or involving any Sanctioned Jurisdiction; and the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;
(xxx) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, net asset and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus, the Prospectus and the Sales Materials regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(xxxi) The Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others;
(xxxii) (A) The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) used by or on behalf of the Company or any of its subsidiaries in connection with their respective businesses are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT

Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (C) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;
(xxxiii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus, the Prospectus or the Sales Materials has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(xxxiv) Nothing has come to the attention of the Company or the Adviser that has caused them to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus, the Prospectus, the Sales Materials, Issuer Free-Writing Prospectus and Written Testing-the-Waters Communication is not based on or derived from sources that are reliable and accurate in all material respects;
(xxxv) There are no Sales Materials other than as set forth on Schedule III(e). Each item of the Sales Materials, (i) at the time each was filed, complied in all material respects with the Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of FINRA, (ii) has been or will be (within the time period specified in Rule 497 under the Act) filed in accordance with Rule 482 under the Act (to the extent required thereby), (iii) if required to be filed with FINRA, has been delivered to the Underwriters to be filed with FINRA or has been duly filed by the Company with FINRA and FINRA has issued no objection with respect thereto, and (iv) does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package. Each item of the Sales Materials did not, and as of each Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(xxxvi) To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or trustees, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;
(xxxvii) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares;
(xxxviii) The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;
(xxxix) The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as the Company believes in good faith are prudent and customary in the businesses in which they are engaged and as required by law; all policies of insurance insuring the Company or its business, assets, officers and trustees, including the Company’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which, to the Company’s knowledge, any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business;
(xl) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no transaction has occurred between or among the Company and any of its officers or trustees, shareholders or affiliates or any affiliate or affiliates of any such officer or trustee or shareholder or affiliate that is required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;
(xli) No person is serving or acting as an officer, trustee or investment adviser of the Company except in accordance with the provisions of the Investment Company Act. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement to any of them), no trustee of the Company is (i) an “interested person” (as defined in the Investment Company Act) of the Company or (ii) an “affiliated person” (as defined in the Investment Company Act) of any Underwriter listed in Schedule I hereto. For purposes of this section, the Company and the Adviser shall be entitled to rely on the representations from such officers and trustees;
(xlii) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any affiliate or agent of the Company has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and
(xliii) The Company has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance for the investment adviser, administrator and transfer agent of the Company.
(b)    The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;
(ii)    The sale of the Shares to be sold by the Selling Shareholder hereunder and the compliance by the Selling Shareholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, or (B) result in any violation of (i) the provisions of the certificate of incorporation or by-laws of the Selling Shareholder (or similar applicable organizational document) or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its subsidiaries or any property or assets of the Selling Shareholder, except in the case of clauses (A) or (B)(ii), for any such conflict, breach, violation or default that would not, individually or in the aggregate, materially affect the ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement and the consummation by the Selling Shareholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Shareholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing of the Shares on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(iii)    The Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)    On or prior to the date of the Pricing Prospectus, the Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto;
(v)    The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;
(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Sales Materials, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Shareholder Information (as defined below), such Registration Statement, Preliminary Prospectus and Sales Materials did, and the Prospectus, any further Sales Materials and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act, the Investment Company Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Shareholder Information” consists solely of the name and address of the Selling Shareholder, the number of shares beneficially owned by the Selling Shareholder before and after the offering contemplated hereby and the other information with respect to the Selling Shareholder (excluding percentages) that appear in the Registration Statement or any Prospectus under the caption “Selling Shareholder”;
(vii)    In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to the Representative prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
(viii)    [Reserved];
(ix)    [Reserved];
(x)    The Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws;
(xi)    The Selling Shareholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;

(c)    The Adviser represents and warrants to, and agrees with, each of the Underwriters that:
(i)    The Adviser (i) has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business and other activities conducted by it as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a material adverse effect on (A) the Adviser’s ability to provide services to the Company as contemplated by the Investment Advisory Agreement or (B) the ability of the Adviser to fulfill its obligations under any Adviser Agreement (as defined below) ((A) and (B) an “Adviser Material Adverse Effect”); (iv) owns, possesses or has obtained and currently maintains all Permits, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, except those the absence of which, either singly or in the aggregate, would not reasonably be expected to have an Adviser Material Adverse Effect; (v) has the financial resources necessary for the performance of its services to the Company as contemplated in the Registration Statement, the Pricing Prospectus, the Prospectus and the Adviser Agreement; and (vi) has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule, except where the failure to make such filing, either singly or in the aggregate, would not reasonably be expected to have an Adviser Material Adverse Effect;
(ii)    The Adviser is (i) duly registered with the Commission as an investment adviser under the Investment Advisers Act, as the case may be, and (ii) not prohibited by the Advisers Act from acting as an investment adviser for the Company as contemplated by the Investment Advisory Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus;
(iii)    The Adviser has the full power and authority to enter into each of this Agreement and the Investment Advisory Agreement (collectively, the “Adviser Agreements”), and to carry out all the terms and provisions hereof and thereof to be carried out by it; and (i) each Adviser Agreement has been or will be duly and validly authorized, executed and delivered by the Adviser; (ii) each Adviser Agreement complies in all material respects with the applicable provisions of the Advisers Act, and the rules and regulations thereunder, as the case may be; and (iii) assuming due authorization, execution and delivery by the other parties thereto, each Adviser Agreement constitutes the legal, valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by U.S. bankruptcy, insolvency and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity thereunder may be limited by federal or state securities laws;
(iv)    None of (i) the execution, delivery and performance by the Adviser of the Adviser Agreements, (ii) the issuance and sale by the Company of the Shares as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure

Package, the Prospectus and any of the Adviser Agreements, and (iii) the performance by the Adviser of its obligations under any of the Adviser Agreements or performance and consummation by the Adviser of the transactions contemplated by any such Adviser Agreement (A) conflicts with or will conflict with, or results in or will result in a breach or violation of, the Certificate of Formation or the Limited Liability Company Agreement or any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Adviser is a party or by which it may be bound or to which any of the property or assets of the Adviser is subject or (C) results in or will result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or any of its subsidiaries or any of their properties, except with respect to clauses (B) and (C), to the extent that any such breach, violation or contravention would not, singly or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect;
(v)    No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by the Adviser for the consummation by the Adviser of the transactions contemplated by the Adviser Agreements or the performance by the Adviser of all the terms and provisions to be performed by or on behalf of it as contemplated in the Adviser Agreements, the Registration Statement, the Pricing Disclosure Package or the Prospectus, except such as have been obtained under the Act, the Investment Company Act or the Advisers Act, and the rules and regulations thereunder, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(vi) The description of the Adviser, and its business and the statements attributed to the Adviser, in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Sales Materials comply in all material respects with the requirements of the Act and the Investment Company Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Pricing Disclosure Package and the Prospectus in light of the circumstances under which they were made) not misleading;
(vii)    [Reserved];
(viii)    Other than as set forth in the Pricing Prospectus, there are no Actions pending to which the Adviser or any of its subsidiaries or, to the Adviser’s knowledge, any officer or director of the Adviser is a party or of which any property or assets of the Adviser or any of its subsidiaries or, to the Adviser’s knowledge, any officer or director of the Adviser is the subject which, if determined adversely to the Adviser or any of its subsidiaries (or such officer or director), would individually or in the aggregate have an Adviser Material Adverse Effect; and, to the Adviser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the

Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;
(ix)    Neither the Adviser nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares;
(x) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, properties, general affairs, management, financial position or results of operations of the Adviser from that set forth in the Pricing Prospectus, and there have been no transactions entered into by the Adviser which are material to the Adviser other than those in the ordinary course of its business or as described in the Pricing Prospectus;
(xi)    The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser and its supervised persons;
(xii)    The Adviser maintains a system of internal control sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; (ii) transactions are recorded to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act and the Advisers Act; and (iii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.
(xiii)    Neither the Adviser nor any of its subsidiaries, nor any member, manager, director, trustee or officer of the Adviser or any of its subsidiaries nor, to the knowledge of the Adviser, any agent, affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of Anti-Corruption Laws; the Adviser and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Adviser nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(xiv)    The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened;

(xv)    Neither the Adviser nor any of its subsidiaries, nor any member, manager, director, trustee or officer of the Adviser or any of its subsidiaries nor, to the knowledge of the Adviser, any agent, affiliate or other person acting on behalf of the Adviser or any of its subsidiaries is (i) currently the subject or the target of any Sanctions, or (ii) located, organized, or resident in a Sanctioned Jurisdiction, and the Adviser will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (x) to fund or facilitate any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Jurisdiction, respectively, or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Adviser, nor any of its subsidiaries, nor, to the knowledge of the Adviser, any agent or affiliate of the Adviser or any of its subsidiaries, is engaged in, or has, at any time since April 24, 2019, knowingly engaged in, any dealings or transactions with or involving any person that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or in or involving any Sanctioned Jurisdiction; and the Adviser and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;
(xvi)    (A) The Adviser and its subsidiaries’ IT Systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Adviser and its subsidiaries as currently conducted, and are, to the Adviser’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) the Adviser and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Personal Data used in connection with their businesses, and, to the Adviser’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (C) the Adviser and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and
(xvii)    The Adviser is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Adviser believes in good faith are prudent and customary in the businesses in which it is engaged and which the Company deems adequate; all policies of insurance insuring the Adviser are in full force and effect; and there are no claims by the Adviser under any such policy as to which, to the Adviser’s knowledge, any insurance company is denying liability or defending under a reservation of rights clause; the Adviser has not been refused any insurance coverage sought or applied for; and the Adviser has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

In addition, any certificate signed by any officer of the Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Adviser as to matters covered thereby, to each Underwriter.
2.    Subject to the terms and conditions herein set forth, (a) the Company and the Selling Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.
3.    Upon the authorization by the Representative of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.
4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least twenty-four hours’ prior notice to the Company, the Adviser and the Selling Shareholder shall be delivered by or on behalf of the Company, the Adviser and the Selling Shareholder to the Representative, through the facilities of the

Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Selling Shareholder to the Representative at least twenty-four hours in advance. The Company, the Adviser and the Selling Shareholder will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2026 or such other time and date as the Representative, the Company and the Selling Shareholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in each written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Sullivan & Cromwell LLP, 500 Hamilton Avenue, Palo Alto, California 94301 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•]:[•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.    The Company and the Adviser agree with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act prior to the earlier of (i) the First Time of Delivery and the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.
(b)    Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company or the Adviser shall not be required to qualify as a foreign entity (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required).
(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Company and the Representative) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon the Representative’s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representative’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.
(d)    The Company will timely file such reports pursuant to the Securities Exchange Act of 1934, as amended, as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act; provided the Company will be deemed to have furnished such statements to its securityholders to the extent they have filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).
(e)    During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or except to the extent contemplated by the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of [•], 2026, by and between the Company and the Selling Shareholder, file with or confidentially submit to the Commission a registration statement under the Act or the Investment Company Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or except with respect to a registration statement filed pursuant to the Registration Rights Agreement, publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than the Shares to be issued pursuant to the Dividend Reinvestment Plan), without the prior written consent of Goldman Sachs & Co. LLC; provided that nothing in this Section 5(e) shall prevent the Company from issuing Common Shares pursuant to the Dividend Reinvestment Plan.
(f)    To furnish to its shareholders as soon as at least semi-annually, a report containing the information required to be included in such reports by the Company’s registration statement form under the Investment Company Act.
(g)    During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representative (i) as soon as practicable after the date that they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company may satisfy the requirements of this Section 5(g) by filing such information through EDGAR and that no such information is required to be furnished pursuant to this Section 5(g) if such provision would require disclosure by the Company under Regulation FD.
(h)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.
(i)    To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange.
(j)    To file with the Commission such information on Form N-CSR as may be required by Rule 30b2-1 under the Investment Company Act.
(k)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).
(l)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and company logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
(m)    The Company will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Company as described in the Prospectus.
(n)    The Company will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and to qualify as a regulated investment company under Subchapter M of the Code.
(o)    The Company will direct the proceeds of the offering of the Shares in such a manner as to comply with the asset coverage requirements of the Investment Company Act.
(p)    At the First Time of Delivery, the Company will be in compliance with the applicable provisions of Section 303A of the New York Stock Exchange Listed Company Manual, as applied to closed-end funds registered under the Investment Company Act.
6.    (a)    Each of the Company and the Adviser represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Shareholder represents and agrees that, without the prior consent of the Company, the Adviser and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company, the Adviser and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company, the Adviser and the Representative is listed on Schedule III(a) hereto.
(b)     The Company has complied and will comply with the requirements of the Act, including Rule 433 under the Act, and the Investment Company Act applicable to any Sales Materials and any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and except with respect to the extent specifically set forth on Schedule III, the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
(c)     Each of the Company and the Adviser agrees that if at any time following issuance of an Issuer Free Writing Prospectus, an item of the Sales Materials or a Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus, item of the Sales Materials or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, an item of the Sales Materials, a Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this paragraph shall not apply to any statements or omissions in an Issuer Free Writing Prospectus, Sales Materials or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information.
(d) Each of the Company and the Adviser agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute Sales Materials; provided that the Representative will be deemed to have consented to the Sales Materials listed on Schedule III(e) hereto. The Company represents that it has complied and will comply with the applicable requirements of Rule 482 with respect to such Sales Materials, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of any Sales Materials there occurred or occurs an event or development as a result of which such Sales Materials conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Sales Materials to eliminate or correct such conflict, untrue statement or omission.
(e)    Each of the Company and the Adviser represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that the Company, and the Adviser, reasonably believe are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representative that are listed on Schedule III(d) hereto; and the Company reconfirms, that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.
(f)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.
7.    The Company, the Adviser and the Selling Shareholder covenant and agree with one another and with the several Underwriters that (a) the Company and the Adviser will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses incurred in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Sales Materials, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among

Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares in an amount not to exceed $25,000; (b) the Company and the Adviser will pay or cause to be paid: (i) the cost of preparing share certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) the Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriters hereunder. In connection with clause (c)(ii) of the preceding sentence, the Representative agrees to pay New York State stock transfer tax, and the Selling Shareholder agrees to reimburse the Representative for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated; provided that the Selling Shareholder shall not be required to reimburse the Representative if the tax was not rebated due to the failure by the Representative to take any action required to obtain the rebate. It is understood, however, that the Company, and the Adviser, shall bear, and the Selling Shareholder shall not be required to pay or to reimburse the Company or the Adviser for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, the Adviser and the Selling Shareholder herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company, the Adviser and the Selling Shareholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; all the Sales Materials required to be filed by the Company pursuant to Rule 482 under the Act shall have been filed within the applicable time period prescribed for such filing by Rule 497 under the Act, and if required to be filed with FINRA, shall have been duly filed with FINRA and FINRA has issued no objection with respect thereto; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement, the Notification, or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act or Section 8(e) of the Investment Company Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus, any Sales Materials or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;
(b)    Sullivan & Cromwell, LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)    Davis Polk & Wardwell LLP, counsel for the Company and the Adviser, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative;
(d)    Davis Polk & Wardwell LLP, counsel for the Selling Shareholder, shall have furnished to the Representative their written opinion with respect to each of the Selling Shareholder for whom they are acting as counsel, dated such the First Time of Delivery, in form and substance reasonably satisfactory to the Representative;
(e)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative;
(f)    (i) Neither the Company, nor the Adviser, nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall not have been (w) any incurrence of long-term debt by the Company or any of its subsidiaries; (x) any material adverse change in the net asset value of the Company; (y) any change in the Company’s common shares of beneficial interest or (z) any change or effect, or any development involving a prospective change or effect, in or affecting (A) the business, properties, general affairs, management, financial position or results of operations of the Company, the Adviser and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (B) the ability of the Company and the Adviser to perform their respective obligations under this Agreement, including, as applicable, the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representative’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(g)    Neither the Company nor any of its subsidiaries has issued or guaranteed any debt securities that are rated by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the Act;
(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(i)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;
(j)    The Representative shall have received executed copies of an agreement from the Selling Shareholder, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to the Representative;
(k)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
(l)    The Company, the Adviser and the Selling Shareholder shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company, the Adviser and of the Selling Shareholder, respectively, satisfactory to the Representative as to the accuracy of the representations and warranties of the Company, the Adviser and the Selling Shareholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company, the Adviser and the Selling Shareholder of all of their respective obligations hereunder or the Investment Advisory Agreement (with respect to the certificates from such officers of the Adviser) to be performed at or prior to such Time of Delivery, as to such other matters as the Representative may reasonably request, and the Company and the Adviser shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8.
9.    (a) The Company and the Adviser, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act, the Investment Company Act, the Advisers Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Sales Materials, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Adviser shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Sales Materials, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.
(b)    The Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act, the Investment Company Act, the Advisers Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Sales Materials, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Sales Materials, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Shareholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.
(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Adviser and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company, the Adviser or the Selling Shareholder may become subject, under the Act, the Exchange Act, the Investment Company Act, the Advisers Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Sales Materials, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Sales Materials, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, the Adviser and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company, the Adviser or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph under the caption “Underwriting”, and the information contained in the [•] paragraph under the caption “Underwriting”.
(d)    Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that (i) local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding; (ii) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (v) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, the Adviser and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Selling Shareholder on the one hand (provided that, with respect to the Selling Shareholder, such determination shall be limited by reference to only the Selling Shareholder Information) or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
(f)    The obligations of the Company, the Adviser and the Selling Shareholder under this Section 9 shall be in addition to any liability which the Company, the Adviser and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company, to each officer and director of the Adviser, and to each person, if any, who controls the Company, the Adviser or the Selling Shareholder within the meaning of the Act.
(g)    Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder in violation of Section 17(i) of the Investment Company Act (and shall return any payments previously made if it is finally judicially determined such loss, claim, liability expense or damage arose by reason of such conduct). The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters arising under Section 17(i) of the Investment Company Act, and shall not be construed to impose any duties or obligations upon any such parties under this Agreement other than as specifically set forth herein (it being understood that the Underwriters have no duty hereunder to the Company, the Adviser or the Selling Shareholder to perform any due diligence investigation).
10.    (a)    If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representative may in its discretion arrange for the Representative or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company and the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company and the Selling Shareholder that the Representative has so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company or the Selling Shareholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative, the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative, the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Adviser, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or the Adviser, or the Selling Shareholder, or any officer or trustee or controlling person of the Company, or any officer, director or controlling person of the Adviser, or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Shares.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company, nor the Adviser, nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in subsections (i), (iii), (iv) and (v) of Section 8(h) hereof) any Shares are not delivered by or on behalf of the Company and the Selling Shareholder as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company and the Selling Shareholder pro rata (based on the number of Shares to be sold by the Company and the Selling Shareholder hereunder) will reimburse the Underwriters through the Representative for all reasonable and documented out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, the Adviser and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to the Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; if to the Adviser shall be delivered or sent by mail, telex or facsimile transmission to the address of the Adviser set forth on the cover of the Registration Statement, Attention: Secretary; and if to the Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to Robinhood Markets, Inc., 85 Willow Road, Menlo Park, CA 94025 or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company, the Adviser or the Selling Shareholder by the Representative on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Adviser and the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and trustees of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.    The Company, the Adviser and the Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Adviser or the Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Adviser or the Selling Shareholder on other matters) or any other obligation to the Company, the Adviser or the Selling Shareholder except the obligations expressly set forth in this Agreement, (iv) each of the Company, the Adviser and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company, the Adviser or the Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Adviser or the Selling Shareholder, in connection with such transaction or the process leading thereto.
17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.
18.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company, the Adviser and the Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company, the Adviser and the Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts.
19.    The Company, the Adviser, the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
21.    Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
22. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
If the foregoing is in accordance with the Representative’s understanding, please sign and return to us a copy hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Adviser and the Selling Shareholder. It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, the Adviser and the Selling Shareholder for examination, upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.
[Signature page follows]

Very truly yours,

ROBINHOOD VENTURES FUND I

By:
Name:
Title:

ROBINHOOD VENTURES DE, LLC

By:
Name:
Title:

ROBINHOOD MARKETS, INC., solely in its capacity as Selling Shareholder

By:
Name:
Title:
[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:
Name:
Title:
On behalf of each of the Underwriters

SCHEDULE I
Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman Sachs & Co. LLC
[•]
[•]

Total

SCHEDULE II
	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company.

Robinhood Markets, Inc. (a)		-

Total

________
(a)    The Selling Shareholder is represented by Davis Polk & Wardwell LLP, 1050 17th Street, NW, Washington, DC 20036.

SCHEDULE III
(a)     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package
[Electronic Roadshow dated [•], 2026]
[●]
(b)     Additional documents incorporated by reference
[None]
(c)     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package
The initial public offering price per share for the Shares is $[•]
The number of Shares purchased by the Underwriters is [•].
[Add any other pricing disclosure.]
(d)    Written Testing-the-Waters Communications
(e)    Sales Materials
[●]
RVI Roadshow Kickoff Blog Post, filed with the Commission on February 13, 2026.
RVI Roadshow Kickoff Trailer Transcript, filed with the Commission on February 13, 2026.
RVI Roadshow-Homepage Takeover, filed with the Commission on February 13, 2026.
Youtube Event Page, filed with the Commission on February 13, 2026.
Social Tune-In Post, filed with the Commission on February 13, 2026.
GEM Communications emails, filed with the Commission on February 13, 2026.
Robinhood Website Full Page Ad, filed with the Commission on October 6, 2025.
Robinhood App Clickthrough Ad, filed with the Commission on September 19, 2025.
Robinhood Desktop Ad, filed with the Commission on September 15, 2025.
Robinhood Mobile Ad, filed with the Commission on September 15, 2025.
Robinhood Blog, filed with the Commission on September 15, 2025.
Robinhood Storyboard, filed with the Commission on September 15, 2025.
Robinhood Instagram Post, filed with the Commission on September 15, 2025.
Robinhood X Post, filed with the Commission on September 15, 2025.
Robinhood Vlad Repost, filed with the Commission on September 15, 2025.

ANNEX I
[FORM OF LOCK-UP AGREEMENT]